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                                                                    EXHIBIT 23.1
                                                                    ------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2001, (except with respect to the matter discussed in Notes 2 (j) and 8 (b) as to which the date is March 5, 2001) included in Cytyc Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP


Boston, Massachusetts
July 2, 2001